EX-28.d.2.a

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

BETWEEN

NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

Effective August 28, 2007

Amended January 15, 2020*

Funds of the Trust	Advisory Fees

Nationwide Destination 2010 Fund

Nationwide Destination 2020 Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Destination 2065 Fund

Nationwide Destination Retirement Fund

(formerly, Nationwide Destination 2015 Fund)

0.13% of average daily net assets

*	As approved at the Board of Trustees Meeting held on June 11-12, 2019.

IN WITNESS WHEREOF, the parties have executed this Amended Exhibit A on the day and year first written above.

NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler

Name: Michael S. Spangler

Title: President

NATIONWIDE MUTUAL FUNDS

By:	/s/ Michael S. Spangler

Name: Michael S. Spangler
Title: President